                                                               EXHIBIT (a)(1)(F)

                           OFFER TO PURCHASE FOR CASH

                      ALL OF THE OUTSTANDING COMMON SHARES

                                       OF

                        GULF INDONESIA RESOURCES LIMITED

                                      FOR

                        U.S.$13.25 FOR EACH COMMON SHARE

                                       BY

                        CONOCO CANADA RESOURCES LIMITED,

                          A WHOLLY OWNED SUBSIDIARY OF

                                  CONOCO INC.

THE OFFER EXPIRES AT 6:00 P.M., NEW YORK TIME, ON FRIDAY, JULY 19, 2002, UNLESS
                             THE OFFER IS EXTENDED.

                                                                   June 12, 2002

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated June 12, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Conoco Canada Resources Limited, a Nova Scotia corporation ("Conoco Canada") and a wholly owned subsidiary of Conoco Inc., a Delaware corporation ("Conoco"), to purchase all of the outstanding common shares, par value U.S.$0.01 per share (the "Shares"), of Gulf Indonesia Resources Limited, a New Brunswick corporation ("Gulf Indonesia"), not owned by Conoco Canada. The Offer is being made at a price of U.S.$13.25 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. Also enclosed is a letter to shareholders of Gulf Indonesia from the Chairman of the Board of Directors of Gulf Indonesia accompanied by Gulf Indonesia's Solicitation/Recommendation Statement on
Schedule 14D-9 in respect of the Offer.

     We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The Offer Price is U.S.$13.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer is being made for all of the outstanding Shares not owned by Conoco Canada.

          3. The Offer is being made pursuant to the Support Agreement dated as of June 7, 2002 (the "Support Agreement"), among Conoco, Conoco Canada and Gulf Indonesia.

          4. The Board of Directors of Gulf Indonesia and a committee of independent directors of Gulf Indonesia (the "Independent Committee") have
     (i) approved the Offer and the Support Agreement and

     (ii) determined that the Offer is fair to the shareholders of Gulf Indonesia (other than Conoco Canada) and in the best interests of Gulf Indonesia and the shareholders of Gulf Indonesia (other than Conoco Canada). THE BOARD OF DIRECTORS OF GULF INDONESIA AND THE INDEPENDENT COMMITTEE RECOMMEND THAT SHAREHOLDERS OF GULF INDONESIA ACCEPT THE OFFER AND TENDER THEIR SHARES IN THE OFFER.

          5. As of the date hereof, Conoco Canada owns approximately 70.7% of Gulf Indonesia on a fully diluted basis. After the consummation of the Offer and any Second-Step Acquisition (as defined in the Offer to Purchase), Conoco Canada will own all of Gulf Indonesia.

          6. The Offer expires at 6:00 p.m., New York time, on Friday, July 19, 2002 (the "Expiration Date"), unless the Offer is extended, in which event the term "Expiration Date" shall mean the latest time at which the Offer, as so extended, will expire.

          7. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Managers, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Conoco Canada pursuant to the Offer. However, U.S. Federal income tax backup withholding at a rate of 30% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 8 of the Letter of Transmittal.

     If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. Conoco Canada may, however, in its sole discretion, take such action as it deems necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Conoco Canada by J.P. Morgan Securities Inc. and Merrill Lynch & Co., the Dealer Managers for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

TO:
    -----------------------------------------

     INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OF THE
         OUTSTANDING COMMON SHARES OF GULF INDONESIA RESOURCES LIMITED

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase dated June 12, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal relating to the offer by Conoco Canada Resources Limited, a Nova Scotia corporation ("Conoco Canada") and a wholly owned subsidiary of Conoco Inc., a Delaware corporation, to purchase all of the outstanding common shares, par value U.S.$0.01 per share (the "Shares"), of Gulf Indonesia Resources Limited, a New Brunswick corporation, not owned by Conoco Canada at a price of U.S.$13.25 per Share, net to the seller in cash, without interest thereon.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.
  Number of Shares to be Tendered:*

                                          SIGN HERE
                                      ------------------------------------------
                                          Signature(s)
                                      ------------------------------------------
                                          Please Type or Print Name(s)
                                      ------------------------------------------
                                          Please Type or Print Address(es)
                                      ------------------------------------------
                                          Area Code and Telephone Number
                                      ------------------------------------------
                                          Taxpayer Identification, Social
                                          Security
                                          or Social Insurance Number
                                          Dated:
                                      ------------------------------------------

---------------

* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.
                                        3